                [LETTERHEAD OF MERDINGER, FRUCHTER, ROSEN & CORSO]



                          INDEPENDENT AUDITOR'S CONSENT



We hereby consent to the use in this Registration Statement of eUniverse, Inc. on Form S-1/A of our report dated January 5, 2000 relating to the financial statements of Falcon Ventures Corporation and to the reference to our Firm under the caption "Experts" in the Prospectus.



                                    /s/ MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                    MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                    Certified Public Accountants

Los Angeles, California
April 14, 2000